Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

ZIMMER HOLDINGS, INC.

Zimmer Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Restated Certificate of Incorporation filed with the Secretary of State on May 13, 2008 (the “Certificate of Incorporation”).

2. Section 1.01 of Article I of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

SECTION 1.01. The name of the Corporation (which is hereinafter referred to as the “CORPORATION”) is “Zimmer Biomet Holdings, Inc.”

3. This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its undersigned duly authorized officer, this 24th day of June, 2015.

ZIMMER HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Chad F. Phipps
Senior Vice President, General Counsel and Secretary